Exhibit 99.1
MGM GROWTH PROPERTIES REPORTS THIRD QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, November 5, 2019 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended September 30, 2019. Net income attributable to MGP’s Class A shareholders for the quarter was $22.5 million, or $0.24 per diluted share.
Other financial highlights for the third quarter of 2019 included:

•	Rental revenue of $219.8 million;

•	Consolidated net income of $68.6 million, or $0.23 per diluted Operating Partnership unit;

•	Funds From Operations(1) (“FFO”) of $150.4 million, or $0.51 per diluted Operating Partnership unit;

•	Adjusted Funds From Operations(2) (“AFFO”) of $173.1 million, or $0.59 per diluted Operating Partnership unit;

•	Adjusted EBITDA(3) of $232.6 million; and

•	General and administrative expenses were $4.5 million.
“We are pleased to present our third quarter 2019 results. MGP increased its dividend for the 9th time since the IPO to an annualized dividend of $1.88 per share, representing a 5.0% year to date increase and an increase of 31.5% since the IPO,” said James Stewart, CEO of MGM Growth Properties. “We are excited about the growth opportunities available to us in the market right now and continue to evaluate numerous prospects in the gaming and leisure spaces using a disciplined approach focused on sustainable, long-term value creation.”

The following table provides a reconciliation of MGP’s net income to FFO, AFFO and Adjusted EBITDA for the three months ended September 30, 2019 (in thousands, except unit and per unit amounts):

Three Months Ended September 30, 2019
Reconciliation of Non-GAAP Financial Measures
Net income	$68,553
Real estate depreciation	71,957
Property transactions, net	9,921
Funds From Operations	150,431
Amortization of financing costs and cash flow hedges	3,369
Non-cash compensation expense	519
Straight-line rental revenues, excluding lease incentive asset	11,664
Amortization of lease incentive asset and deferred revenue on non-normal tenant improvements	4,501
Acquisition-related expenses	92
Non-cash ground lease rent, net	259
Other expenses	306
Provision for income taxes	1,979
Adjusted Funds From Operations	173,120
Interest income	(241)
Interest expense	63,048
Amortization of financing costs and cash flow hedges	(3,369)
Adjusted EBITDA	$232,558

Weighted average Operating Partnership units outstanding
Basic	292,867,986
Diluted	293,025,483

Net income per Operating Partnership unit outstanding
Basic	$0.23
Diluted	$0.23

FFO per Operating Partnership unit
Diluted	$0.51

AFFO per Operating Partnership unit
Diluted	$0.59
The Company had $153.5 million of cash and cash equivalents as of September 30, 2019. Cash received from rent payments under the Master Lease for the three months ended September 30, 2019 was $236.5 million.

On October 15, 2019, the Operating Partnership made a cash distribution of $138.7 million relating to the third quarter dividend, $93.9 million of which was paid to subsidiaries of MGM Resorts and $44.9 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.47 per Class A share to MGP Class A shareholders.

During the quarter, the Operating Partnership entered into an interest rate swap agreement with a notional amount of $300 million and also modified and extended certain of its existing interest rate swaps with a combined notional amount of $400 million. As of September 30, 2019, the Operating Partnership pays a weighted average fixed rate of 1.707% on $1.5 billion total notional amount of effective interest rate swap agreements.

“Our net leverage provides for ample flexibility and significant liquidity to fund future transactions accretively,” said Andy Chien, CFO of MGM Growth Properties. “We have utilized interest rate swaps to fix interest expense and now 93% of our debt is fixed rate. This is another example of executing on our long-term business strategy of delivering long-term growth for our shareholders by creating a stable and predictable stream of cash flows and opportunistically tapping the capital markets to hedge interest rate risk.”
The Company’s long-term debt at September 30, 2019 was as follows (in thousands):

September 30, 2019
Senior secured credit facility:
Senior secured term loan A facility	$467,063
Senior secured term loan B facility	1,785,250
Senior secured revolving credit facility	—
$1,050 million 5.625% senior notes, due 2024	1,050,000
$500 million 4.50% senior notes, due 2026	500,000
$750 million 5.75% senior notes, due 2027	750,000
$350 million 4.50% senior notes, due 2028	350,000
Total principal amount of long-term debt	4,902,313
Less: Unamortized discount and debt issuance costs	(54,905)
Total long-term debt, net of unamortized debt issuance costs	$4,847,408
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 0065419. A replay of the call will be available through Tuesday, November 12, 2019. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10135302. The call will be archived at www.mgmgrowthproperties.com.

1
Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts.

2
Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges; non-cash compensation expense; straight-line rent (which is defined as the difference between contractual rent and cash rent payments, excluding lease incentive asset amortization); amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses and provision for income taxes.

3
Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net); real estate depreciation; amortization of financing costs and cash flow hedges; non-cash compensation expense; straight-line rent; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; interest income; interest expense (including amortization of financing costs and cash flow hedges), and provision for income taxes.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts

AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of net income to FFO, AFFO and Adjusted EBITDA are included in this release.
*       *      *
About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties, consisting of 11 premier destination resorts in Las Vegas and elsewhere across the United States, MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, as well as a retail and entertainment district, The Park in Las Vegas. As of December 31, 2018, our destination resorts, the Park, and MGM Northfield Park collectively comprised approximately 27,400 hotel rooms, 2.7 million convention square footage, 150 retail outlets, 300 food and beverage outlets and 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.
This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding its ability to continue to grow its dividend, successfully execute on its business strategy and acquire additional properties in accretive transactions. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Rental revenue	$219,847	$186,564	$636,575	$559,690
Tenant reimbursements and other	6,164	30,095	18,618	93,198
Total revenues	226,011	216,659	655,193	652,888

Expenses
Depreciation	71,957	63,468	223,062	199,933
Property transactions, net	9,921	339	11,344	18,851
Ground lease and other reimbursable expenses	5,920	29,168	17,760	90,435
Amortization of above market lease, net	—	171	—	514
Acquisition-related expenses	92	1,931	8,891	4,603
General and administrative	4,476	3,358	12,305	10,021
Total expenses	92,366	98,435	273,362	324,357

Other income (expense)
Interest income	241	163	2,189	2,473
Interest expense	(63,048)	(58,743)	(190,973)	(157,249)
Other	(306)	(1,020)	(806)	(6,409)
	(63,113)	(59,600)	(189,590)	(161,185)
Income from continuing operations before income taxes	70,532	58,624	192,241	167,346
Provision for income taxes	(1,979)	(2,650)	(5,771)	(5,144)
Income from continuing operations, net of tax	68,553	55,974	186,470	162,202
Income from discontinued operations, net of tax	—	13,949	16,216	13,949
Net income	68,553	69,923	202,686	176,151
Less: Net income attributable to noncontrolling interest	(46,038)	(50,439)	(138,358)	(127,691)
Net income attributable to Class A shareholders	$22,515	$19,484	$64,328	$48,460

Weighted average Class A shares outstanding:
Basic	93,165,443	71,005,052	89,440,552	70,991,129
Diluted	93,322,940	71,201,791	89,645,109	71,174,270

Net income per share attributable to Class A shareholders (basic):
Income from continuing operations	$0.24	$0.22	$0.67	$0.63
Income from discontinued operations	—	0.05	0.05	0.05
Net income per Class A share	$0.24	$0.27	$0.72	$0.68

Net income per share attributable to Class A shareholders (diluted):
Income from continuing operations	$0.24	$0.22	$0.67	$0.63
Income from discontinued operations	—	0.05	0.05	0.05
Net income per Class A share	$0.24	$0.27	$0.72	$0.68

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Real estate investments, net	$10,894,121	$10,506,129
Lease incentive asset	532,186	—
Cash and cash equivalents	153,526	3,995
Tenant and other receivables, net	463	7,668
Prepaid expenses and other assets	27,413	34,813
Above market lease, asset	41,834	43,014
Operating lease right-of-use assets	280,020	—
Assets held for sale	—	355,688
Total assets	$11,929,563	$10,951,307
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$4,847,408	$4,666,949
Due to MGM Resorts International and affiliates	298	227
Accounts payable, accrued expenses and other liabilities	59,937	20,796
Above market lease, liability	—	46,181
Accrued interest	37,407	26,096
Dividend and distribution payable	138,730	119,055
Deferred revenue	95,306	163,926
Deferred income taxes, net	29,721	33,634
Operating lease liabilities	336,452	—
Liabilities related to assets held for sale	—	28,937
Total liabilities	5,545,259	5,105,801
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 95,468,067 and 70,911,166 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	2,307,463	1,712,671
Accumulated deficit	(216,824)	(150,908)
Accumulated other comprehensive income (loss)	(16,129)	4,208
Total Class A shareholders’ equity	2,074,510	1,565,971
Noncontrolling interest	4,309,794	4,279,535
Total shareholders’ equity	6,384,304	5,845,506
Total liabilities and shareholders’ equity	$11,929,563	$10,951,307